SCHEDULE 14C INFORMATION
 Information Statement Pursuant to Section 14 (c) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐ Preliminary Information Statement	☐	Confidential, for Use of Commission Only

[as permitted by Rule 14a-6(e) (2)]
☒ Definitive Information Statement

TRANSAMERICA FUNDS

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	$125 per Exchange Act Rules 0-11(c) (1) (ii), 14 c-(1) (ii), 14c-5(g).

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

Date Filed:

TRANSAMERICA ASSET MANAGEMENT GROUP
Transamerica Funds
570 Carillon Parkway
St. Petersburg, Florida 33716
Telephone: 1-888-233-4339

December 21, 2010

This information statement (“Information Statement”) is being furnished to shareholders of Transamerica Goldman Sachs Commodity Strategy (formerly, Transamerica BlackRock Natural Resources) (the “Fund”). The Information Statement provides information regarding the approval by the Board of Trustees (referred to herein as the “Board” or “Trustees”) of a new sub-advisory agreement on behalf of the Fund. The Fund is sub-advised by Goldman Sachs Asset Management, L.P (“GSAM” or the “Sub-Adviser”) pursuant to an agreement between Transamerica Asset Management, Inc. (“TAM” or “Adviser”) and GSAM, a copy of which is attached hereto as Exhibit A.

Transamerica Funds, a registered investment company is organized as a Delaware statutory trust (“Transamerica Funds” or the “Trust”). Transamerica Goldman Sachs Commodity Strategy is a series of Transamerica Funds.

This Information Statement is provided in lieu of a proxy statement to shareholders of record as of September 30, 2010 (the “Record Date”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to hire new sub-advisers and to make changes to existing sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the parties to the agreement (“Independent Trustees”), without obtaining shareholder approval. Pursuant to the Order, however, the Fund has agreed to provide certain information about new sub-advisers and new sub-advisory agreements to its shareholders.

This Information Statement and the accompanying materials are being mailed on or about December 21, 2010. The Fund will pay for the costs associated with preparing and distributing this Information Statement to shareholders.

Annual reports of the Fund are sent to shareholders of record following the Fund’s fiscal year end, which is October 31. The Fund will furnish, without charge, a copy of its annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Fund by calling toll free at (888) 233-4339. Copies of annual and semi-annual reports of the Fund also are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of this Information Statement may be delivered to two or more investors who share an address, unless the Fund has received instructions to the contrary. Please contact the Fund at the address and phone number set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

TRANSAMERICA GOLDMAN SACHS COMMODITY STRATEGY

(formerly Transamerica BlackRock Natural Resources)

a series of Transamerica Funds

INFORMATION STATEMENT

On April 8, 2010, the Transamerica Funds Board approved, at the Adviser’s recommendation, a new sub-advisory agreement for the Fund as described below.

TAM terminated its sub-advisory agreement with BlackRock Investment Management, LLC (“BlackRock”) as sub-adviser to Transamerica Goldman Sachs Commodity Strategy (formerly, Transamerica BlackRock Natural Resources) and entered into a new sub-advisory agreement with GSAM (the “GSAM Sub-Advisory Agreement”). GSAM took over day-to-day management of Transamerica Goldman Sachs Commodity Strategy on September 30, 2010. In connection with the change in sub-adviser, and as discussed in the supplement to the Prospectus dated June 1, 2010, the Fund’s investment objective, principal investment strategies and risks and benchmark index also changed.

The enclosed Information Statement describes GSAM and the terms of the GSAM Sub-Advisory Agreement.

Background

TAM, a Florida corporation, 570 Carillon Parkway, St. Petersburg, Florida 33716, manages the assets of the Fund pursuant to an Investment Advisory Agreement (the “Advisory Agreement”). TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Fund, (ii) selects and employs, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Fund consistent with the guidelines and directions set by the Adviser and the Board, and (iii) reviews the sub-adviser’s continued performance. The Adviser may terminate the services of any sub-adviser at any time.

No officer or Trustee of the Fund is a director, officer or employee of the Sub-Adviser. No officer or Trustee of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest in the Sub-Adviser or any other person controlling, controlled by or under common control with the Sub-Adviser. Since the Record Date, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which the Sub-Adviser or any of its affiliates was or is to be party.

Terms of the Prior Sub-Advisory Agreement

Prior to September 30, 2010, BlackRock served as sub-adviser to Transamerica Goldman Sachs Commodity Strategy (formerly, Transamerica BlackRock Natural Resources). BlackRock is located at 800 Scudders Mill Road, Plainsboro, NJ 08536.

BlackRock provided sub-advisory services to the Fund pursuant to an Investment Sub-Advisory Agreement between TAM and BlackRock (the “BlackRock Sub-Advisory Agreement”). As sub-adviser to Transamerica Goldman Sachs Commodity Strategy, BlackRock was responsible for managing the assets of Transamerica Goldman Sachs Commodity Strategy in a manner consistent with the terms of the BlackRock Sub-Advisory Agreement and the investment objective of the Fund.

The BlackRock Sub-Advisory Agreement was dated October 3, 2006, and amended January 2, 2007 to add the Fund to the agreement. The Board, including a majority of the Independent Trustees, last approved the renewal of the BlackRock Sub-Advisory Agreement on June 10, 2010.

As discussed below under “Evaluation by the Board,” the Board authorized the Adviser to terminate the BlackRock Sub-Advisory Agreement and to enter into a new sub-advisory agreement with the Sub-Adviser. Effective September 30, 2010, the Adviser terminated the BlackRock Sub-Advisory Agreement and entered into the GSAM Sub-Advisory Agreement with GSAM on behalf of the Fund.

Comparison of the Sub-Advisory Agreements

A description of the sub-advisory fees to be paid by the Adviser to the Sub-Adviser, and a comparison of those fees to the previous fees paid by the Adviser on behalf of the Fund, appear below under the caption “GSAM Sub-advisory Fees.”

The GSAM Sub-Advisory Agreement was approved by the Board on April 8, 2010 and was effective as of September 30, 2010. The Sub-Advisory Agreement has an initial term of two years from the effective date. Thereafter, continuance of the Sub-Advisory Agreement shall be subject to the specific approval, at least annually, of a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, or by the Board, as well as the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Advisory Agreement; and (iii) may be terminated at any time by the Sub-Adviser on 90 days’ written notice to the Adviser and the Fund. The BlackRock Sub-Advisory Agreement contained similar provisions. However, the BlackRock Sub-Advisory Agreement contained a termination provision requiring 60 days’ written notice to the Adviser or BlackRock by (i) the Board, (ii) a vote of a majority of the outstanding voting securities of the Fund, (iii) the Adviser or (iv) BlackRock.

Under the terms of the GSAM Sub-Advisory Agreement, the Sub-Adviser furnishes continuous portfolio management services to the Fund, subject to the provisions of the 1940 Act and to the investment objective, policies, procedures and restrictions contained in the Fund’s then current Prospectus and Statement of Additional Information. The BlackRock Sub-Advisory Agreement contained similar provisions.

The GSAM Sub-Advisory Agreement provides that the Sub-Adviser is responsible for providing, among other things, investment advice to the Fund, subject to the supervision of the Board, with respect to such portion of the Fund’s assets as shall be allocated to the Sub-Adviser by the Adviser from time to time. The GSAM Sub-Advisory Agreement prohibits the Sub-Adviser from directly or indirectly consulting with any other sub-adviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The BlackRock Sub-Advisory Agreement contained similar provisions.

The GSAM Sub-Advisory Agreement provides that the Sub-Adviser may place orders for the purchase and sale of portfolio securities with such broker-dealers who provide research and brokerage services to the Fund within the meaning of Section 28(e) of the Securities Exchange Act of 1934, to the Sub-Adviser, or to any

other fund or account over which the Sub-Adviser or its affiliates exercise investment discretion. The GSAM Sub-Advisory Agreement also provides that, subject to such policies and procedures as may be adopted by the Board and officers of the Fund, the Sub-Adviser may pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Sub-Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Fund and to other funds and clients for which the Sub-Adviser exercises investment discretion. The BlackRock Sub-Advisory Agreement contained similar provisions.

Pursuant to the GSAM Sub-Advisory Agreement, the Sub-Adviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which it or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account it or its affiliates advises, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time. The BlackRock Sub-Advisory Agreement contained no such provisions.

The GSAM Sub-Advisory Agreement states that the Sub-Adviser shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that the Sub-Adviser is not protected against any liability to the Adviser or the Fund to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the GSAM Sub-Advisory Agreement. The BlackRock Sub-Advisory Agreement contained similar provisions.

The GSAM Sub-Advisory Agreement provides that unless the Adviser advises the Sub-Adviser in writing that the right to vote proxies has been expressly reserved to the Adviser or the Trust or otherwise delegated to another party, the Sub-Adviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, a Fund’s securities managed by the Sub-Adviser, in accordance with that Sub-Adviser’s proxy voting policies and procedures without consultation with the Adviser or the Fund. The Sub-Adviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to the Adviser. The BlackRock Sub-Advisory Agreement contained no such provisions.

Under the GSAM Sub-Advisory Agreement, GSAM agrees to provide, upon request, reasonable assistance to TAM, the Trust’s Valuation Committee and the Fund’s pricing agent in making determinations of the fair value of the Fund’s portfolio securities in accordance with the Trust’s valuation procedures. On a periodic basis (e.g., monthly, quarterly) and as a supplement to TAM’s valuation process, GSAM will review security valuations in accordance with its own pricing hierarchy and validation logic and will notify TAM on a reasonable basis if GSAM becomes aware of any material differences (as defined by GSAM) between GSAM’s internal valuations and TAM’s custodial valuations. GSAM shall also notify TAM on an ongoing basis, as a supplement to TAM’s valuation processes, of any significant market events (e.g., large-scale market disruptions) of which GSAM becomes aware that impact the types of securities held in the Fund. In addition, GSAM is required to be available to consult with the Adviser in the event of a pricing problem and to participate in meetings of the Trust’s Valuation Committee. The BlackRock Sub-Advisory Agreement did not specifically address valuation procedures.

The GSAM Sub-Advisory Agreement requires that the Sub-Adviser, at its expense, supply the Board, the officers of the Trust and the Adviser with all information and reports reasonably required by them and reasonably available to the Sub-Adviser relating to the services provided pursuant to the GSAM Sub-Advisory Agreement, including such information that the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act. The BlackRock Sub-Advisory Agreement contained similar provisions.

Investors should refer to Exhibit A attached hereto for the complete terms of the GSAM Sub-Advisory Agreement. The description of the GSAM Sub-Advisory Agreement set forth herein is qualified in its entirety by provisions of the GSAM Sub-Advisory Agreement as set forth in Exhibit A.

Portfolio Managers

Stephen Lucas, head of commodities management for the Goldman Global Fixed Income Team, a member of the GSAM duration team, and head of the quantitative strategies team, has served as Portfolio Manager of the Fund since September 30, 2010. Mr. Lucas joined GSAM as an investment professional in 2003.

Michael Johnson, a member of the commodities team and the alternatives team, has served as Portfolio Manager of the Fund since September 30, 2010. Mr. Johnson joined GSAM as an investment professional in 2002.

John Calvaruso, a member of the commodities team and the alternatives team, has served as Portfolio Manager of the Fund since September 30, 2010. Mr. Calvaruso joined GSAM as an investment professional in 2002.

TAM Advisory Fees

Under the Advisory Agreement, the Fund pays the Adviser an advisory fee of the Fund’s average daily net assets as listed below. The net assets are equal to the market value of the Fund. Fees are accrued daily and paid by the Fund monthly.

First $200 million	0.61%
Over $200 million up to $1 billion	0.59%
Over $1 billion	0.56%

The fees payable to the Adviser for services provided pursuant to the Advisory Agreement for the fiscal year ended October 31, 2009 were $721,398 after waivers and reimbursements.

As of the fiscal year ended October 31, 2009, Transamerica Goldman Sachs Commodity Strategy had net assets of $121,342,390.

GSAM Sub-Advisory Fees

Under the GSAM Sub-Advisory Agreement, the Adviser (not the Fund) pays GSAM for its services on the basis of the following annual fee schedule calculated with respect to the Fund’s average daily net assets:

First $200 million	0.25%
Over $200 million up to $1 billion	0.23%
Over $1 billion	0.20%

Fees are calculated daily at the annual rates from the fee schedule. The fees will be paid as promptly as possible after the last day of each month.

Prior Sub-Advisory Fees

Under the BlackRock Sub-Advisory Agreement, the Adviser (not the Fund) paid BlackRock for its services on the basis of the following annual fee schedule:

First $250 million	0.40%
Over $200 million up to $500 million	0.375%
Over $500 million	0.35%

Fees paid to BlackRock for services provided pursuant to the BlackRock Sub-Advisory Agreement for the fiscal year ended October 31, 2009 were $360,699. Fees that would have been payable to GSAM for services provided pursuant to the GSAM Sub-Advisory Agreement for the same period, had the GSAM Sub-Advisory Agreement been in effect for such period instead of the BlackRock Sub-Advisory Agreement, would have been $225,436.

Information Regarding GSAM

GSAM is a Delaware partnership with its principal offices at 200 West Street, New York, NY 10282. GSAM has been registered as an investment adviser with the SEC since 1990 and is a subsidiary of The Goldman Sachs Group, Inc., a bank holding company, and an affiliate of Goldman Sachs. As of June 30, 2010, GSAM, including its investment advisory affiliates, had assets under management of $677.0 billion.

Management and Governance. Listed below are the names, positions and principal occupations of the executive committee members and principal executive officers of GSAM. The principal address of each individual as it relates to his or her duties at GSAM is the same as that of GSAM, unless otherwise noted.

Name of Each Director, Officer or Partner of GSAM	Position and Principal Occupation with GSAM and Principal Occupation if Different from Positions(s) with GSAM

Ellen Porges	General Counsel, Investment Management Division (Chief Legal Officer)
Timothy J. O’Neill	Co-Head, Investment Management Division (Co-Chief Executive Officer)
Judith L. Shandling	Chief Compliance Officer
Edward C. Forst	Co-Head, Investment Management Division (Co-Chief Executive Officer)
Eric S. Lane	Co-Chief Operating Officer, Investment Management Division
Stephen J. McGuinness	Co-Chief Operating Officer, Investment Management Division

Management Activities. GSAM acts as sub-adviser, as indicated, for the following registered investment companies with investment objectives similar to Transamerica Goldman Sachs Commodity Strategy:

Comparable Funds for which GSAM serves as Sub-Adviser	Assets Managed by GSAM as of December 31, 2009	Sub-advisory Fee Paid to GSAM

ING Goldman Sachs Commodities Strategy Portfolio	$70 million	0.25% on the first $200 million; 0.23% on the next $800 million; 0.20% thereafter
Russell Commodity Strategies Fund (inception July 1, 2010)	$459 million (as of September 30, 2010)	0.25% on the first $200 million; 0.23% on the next $800 million; 0.20% thereafter

Evaluation by the Board

At a meeting held on April 8, 2010, the Board approved the GSAM Sub-Advisory Agreement following a presentation by the Adviser. To assist the Board Members in their consideration of the GSAM Sub-Advisory Agreement, the Board Members received in advance of their meeting certain materials and information. In addition, the Independent Board Members consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board Members’ deliberations. Among other matters, the Board Members considered:

(a)

that TAM has advised the Board Members that the appointment of GSAM is not expected to result in any diminution in the nature, quality and extent of services provided to the Fund and its shareholders, including compliance services;

(b)	that GSAM is an experienced and respected asset management firm and that GSAM has the capabilities, resources and personnel necessary to provide advisory services to the Fund;

(c)	the proposed responsibilities of GSAM for the Fund and the services expected to be provided by it;

(d)	the fact that the sub-advisory fee payable to GSAM would be paid by TAM and not the Fund;

(e)

that the management and sub-advisory fees will be reduced; and that the sub-advisory fee paid by the Manager to GSAM represents reasonable compensation to GSAM in light of the services expected to be provided; and

(f)

that TAM recommended to the Board that GSAM be appointed as sub-adviser to the Fund based on its desire to engage an established commodities strategy sub-adviser with experience managing a mutual fund product, and with a proven performance record for that strategy.

Nature, Quality and Extent of Services Provided. In evaluating the nature, quality and extent of the services to be provided by GSAM under the GSAM Sub-Advisory Agreement, the Board Members considered, among other things, information and assurances provided by TAM and GSAM as to the operations, facilities, organization and personnel of GSAM, the anticipated ability of GSAM to perform its duties under the GSAM Sub-Advisory Agreement, and the anticipated changes to the current investment program and other practices of the Fund. The Board Members considered the proposed change to the Fund’s investment objective and principal investment strategies and risks, as well as the change to the Fund’s name. The Board Members considered that TAM has advised the Board Members that the appointment of GSAM is not expected to result in any diminution in the nature, quality and extent of services provided to the Fund and its shareholders, including compliance services. The Board Members considered that GSAM is an experienced and respected asset management firm and that TAM believes that GSAM has the capabilities, resources and personnel necessary to provide advisory services to the Fund.

Based on their review of the materials provided and the assurances they had received from TAM, the Board Members determined that GSAM can provide sub-advisory services that are appropriate in scope and extent in light of the proposed investment program for the Fund and that GSAM’s appointment is not expected to adversely affect the nature, quality and extent of services provided to the Fund.

Fees and Costs of Services Provided. The Board Members considered the sub-advisory fee rate under the GSAM Sub-Advisory Agreement as well as the overall management fee structure of the Fund and noted that the advisory fee payable by the Fund and sub-advisory fee payable by TAM would be reduced if the GSAM Sub-Advisory Agreement is implemented, which would benefit the Fund and its shareholders. The Board Members noted that the Fund does not pay the sub-advisory fee. The Board Members also determined that the sub-advisory fees paid by TAM to GSAM bear a reasonable relationship to the services provided under the agreement and fall within the range of what would have been negotiated at arm’s length between the parties under similar circumstances, and that it would review the Fund’s investment advisory fees payable during an upcoming meeting.

Economies of Scale. The Board Members noted that the advisory fee payable under the advisory fee schedule of the Fund would be reduced, and determined that the advisory fee schedule, which contains breakpoints, permits certain economies of scale for the benefit of shareholders as the Fund grows. The Board Members noted that they would review these breakpoints at an upcoming meeting. The Board Members noted that TAM believes that the appointment of GSAM as sub-adviser has the potential to attract additional assets.

Fall-Out Benefits. The Board Members noted that TAM would not realize soft dollar benefits from its relationship with GSAM, and that GSAM may engage in soft dollar arrangements consistent with applicable law and “best execution” requirements. It was noted, however, that given the nature of the proposed investment objectives and strategies of the Fund, significant soft dollar arrangements would be unlikely.

Investment Performance. The Board Members reviewed the returns and risk comparison of Transamerica BlackRock Natural Resources versus a composite of accounts managed by GSAM utilizing the enhanced index strategy. The Board Members noted that the performance of the Fund was stronger than that of the composite performance for the GSAM enhanced index strategy funds for the past 1-and 2-year (annualized) periods ended December 30, 2009. The Board Members further noted, however, that TAM believes that the appointment of GSAM could benefit shareholders by offering them the potential for superior performance, but that the Board Members were unable to predict what effect execution of the GSAM Sub-Advisory Agreement would actually have on the future performance of the Fund. Based on this information, the Board Members determined that GSAM is capable of generating a level of investment performance that is appropriate in light of the Fund’s investment objectives, policies and strategies.

In their deliberations, the Board Members did not identify any single factor that was all-important or controlling, and each Board Member may have attributed different weights to the various factors. The Board Members, including a majority of the Independent Board Members, concluded that the GSAM Sub-Advisory Agreement should be approved and that the fees payable bear a reasonable relationship to the services provided under the agreement and fall within the range of what would have been negotiated at arm’s length between the parties under similar circumstances.

ADDITIONAL INFORMATION

TAM, the Trust’s investment adviser, and Transamerica Fund Services, Inc., the Trust’s transfer agent and administrator, are both located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The Trust’s principal underwriter and distributor, Transamerica Capital, Inc., is located at 4600 South Syracuse Street, Suite 1100, Denver, Colorado 80237.

As of September 30, 2010, the Trustees and officers of the Fund, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Fund.

As of September 30, 2010, the following persons owned of record 5% or more of the outstanding interests in the Fund:

Name of Shareholder	Amount of Beneficial Ownership	Class	Percent

Transamerica Asset Allocation – Moderate Growth Portfolio 570 Carillon Parkway St. Petersburg, FL 33716	3,952,987.255	I2	29.04%
Transamerica Asset Allocation – Moderate Portfolio 570 Carillon Parkway St. Petersburg, FL 33716	3,487,793.277	I2	25.63%
Transamerica Multi-Manager Alternative Strategies Portfolio 570 Carillon Parkway St. Petersburg, FL 33716	2,332,506.173	I2	17.14%
Transamerica Asset Allocation – Growth Portfolio 570 Carillon Parkway St. Petersburg, FL 33716	1,611,379.638	I2	11.84%
Transamerica Asset Allocation – Growth VP 570 Carillon Parkway St. Petersburg, FL 33716	1,055,005.510	I2	7.75%
Transamerica Asset Allocation – Conservative Portfolio 570 Carillon Parkway St. Petersburg, FL 33716	994,703.168	I2	7.31%

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees,
Transamerica Funds

Dennis P. Gallagher
Vice President, General Counsel and Secretary

December 21, 2010

EXHIBIT A

INVESTMENT SUBADVISORY AGREEMENT
GOLDMAN SACHS ASSET MANAGEMENT, L.P.

          This Agreement, dated September, 30, 2010 (the “Effective Date”), is by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”) and Goldman Sachs Asset Management, L.P., a Delaware partnership (referred to herein as the “Subadviser”).

           TAM is the investment adviser to Transamerica Funds (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the “1940 Act”). TAM wishes to engage the Subadviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (the “Fund”). The Subadviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

          1. Appointment. In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Subadviser to act as subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified. In performing its obligations under this Subadvisory Agreement, Subadviser may, at its own discretion, delegate any or all of its discretionary investment, advisory, and other rights, powers and functions hereunder to any affiliated advisers identified from time to time as “participating affiliates” in GSAM’s Form ADV, provided that Subadviser shall always remain liable to TAM and the Fund for its obligations hereunder.

          2. Subadvisory Services. In its capacity as subadviser to the Fund, the Subadviser shall have the following responsibilities:

(a)

Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Subadviser shall regularly provide the Fund with respect to such portion of the Fund’s assets as shall be allocated to the Subadviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information. The Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation and agreements), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and interpretive guidance issued thereunder by the staff of the Securities and Exchange Commission (the “SEC”) and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to and acknowledged by the Subadviser. For the avoidance of doubt, Subadviser is authorized to enter into any and all permissible trading and derivative contracts on behalf of the Fund (e.g., ISDA agreements). The Subadviser’s responsibility for providing investment research, advice, management, compliance monitoring and supervision to the Fund is limited to that discrete portion of the Fund represented by the Allocated Assets and the Subadviser is prohibited from directly or indirectly consulting with any other Subadviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The Subadviser is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.

(b)

The Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser’s authority regarding the execution of the Fund’s portfolio transactions provided herein.

(c)

The Fund hereby authorizes any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund and acknowledged by the Subadviser from time to time, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

(d)

Unless TAM advises the Subadviser in writing that the right to vote proxies has been expressly reserved to TAM or Transamerica Funds or otherwise delegated to another party, the Subadviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Subadviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Subadviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM. For the avoidance of doubt, TAM is responsible for: (i) ensuring compliance with all applicable regulations relating to the reporting of proxy votes, including all required reports on SEC Form N-PX; and (ii) making any and all filings in connection with any securities litigation or class action lawsuits involving securities held or that were held by the Fund.

(e)

The Subadviser agrees to provide, upon request, reasonable assistance to TAM, the Trust’s Valuation Committee and the Fund’s pricing agent in making determinations of the fair value of the Fund’s portfolio securities in accordance with the Trust’s valuation procedures. On a periodic basis (e.g., monthly, quarterly) and as a supplement to TAM’s valuation process, the Subadviser will review security valuations in accordance with the Subadviser’s own pricing hierarchy and validation logic and will notify TAM on a reasonable basis if Subadviser becomes aware of any material differences (as defined by Subadviser) between Subadviser’s internal valuations and TAM’s custodial valuations. Subadviser shall also notify TAM on an ongoing basis, as a supplement to TAM’s valuation processes, of any significant market events (e.g., large-scale market disruptions) of which Subadviser becomes aware that impact the types of securities held in the Fund. In addition, the Subadviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings. Notwithstanding the foregoing, the Subadviser shall not be responsible for any valuation determinations made with respect to the Fund.

          3. Activities of the Subadviser. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for the Fund and one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser’s policies and procedures as presented to the Board from time to time upon request.

          4. Allocation of Charges and Expenses. During the term of this Agreement, the Fund will bear all expenses not expressly assumed by TAM or the Subadviser incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a)

The Fund shall pay (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) its allocable share of the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

(b)	TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Subadviser pursuant to this Agreement.

(c)

The Subadviser shall pay all expenses incurred by it in the performance of its duties under this Agreement. The Subadviser shall authorize and permit any of its directors, officers and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, and shall pay all compensation, fees and expenses of such Trustees and officers.

5. Obligation to Provide Information. Each party’s obligation to provide information shall be as follows:

(a)

TAM shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. TAM shall furnish the Subadviser with such other documents and information with regard to the Fund’s affairs as the Subadviser may from time to time reasonably request.

(b)

The Subadviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder, including such information as the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

          6. Compensation of the Subadviser. As compensation for the services performed by the Subadviser, TAM shall pay the Subadviser out of the advisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the Effective Date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of calendar days in such period bears to the number of calendar days in such month. The average daily net assets of the Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based on calendar days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in the Fund’s then-current Prospectus or as may be determined by the Board.

          7. Compensation of Trustees, Officers and Employees. No Trustee, officer or employee of the Trust or the Fund shall receive from the Trust or the Fund any salary or other compensation as such Trustee, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Trustees, executive committee members, consultants and other persons who are not regular members of the Subadviser’s or any affiliated company’s staff.

          8. Term. This Agreement shall continue in effect with respect to the Fund, unless sooner terminated in accordance with its terms, for two years from its Effective Date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of outstanding voting securities of that Fund.

          9. Termination. This Agreement may be terminated with respect to the Fund at any time, without penalty, by the Board or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities. The Subadviser may terminate the Agreements only upon giving 90 days’ advance written notice to TAM and the Fund. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by TAM without the consent of the Subadviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.

          10. Use of Name. It is understood that the name “Goldman, Sachs & Co.” or “Goldman Sachs” or any derivative thereof, and any trade name, trademark, trade device, service mark, symbol or logo associated with those names, are the valuable property of Subadviser or its affiliates and that TAM, the Fund and their affiliates have the right to use such name (or derivative or logo), in offering materials or promotional or sales-related materials of the Fund, only with the prior written approval of Subadviser, such approval not to be unreasonably withheld, and only during the term of this Agreement. Notwithstanding the foregoing, Subadviser’s approval is not required when: (i) previously approved materials are re-issued with minor modifications; (ii) TAM and Subadviser identify materials which they jointly determine do not require Subadviser’s approval; or (iii) the material is used as required under applicable law. Upon termination of this Agreement, TAM and the Fund shall forthwith cease to use such name (or derivative or logo). This section will survive any termination of this Agreement.

          11. Liability of the Subadviser. The Subadviser may rely on information reasonably believed by it to be accurate and reliable. The Subadviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to TAM or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Subadviser” shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Subadviser and such affiliates.

          12. Meanings of Certain Terms. For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

          13. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to the Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to the Fund until approved, if so required by the 1940 Act, by vote of the holders of a majority outstanding voting securities of that Fund and by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such amendment. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Subadviser.

          14. Books and Records. The Subadviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

          15. Notices. Any notice herein required is to be in writing and is deemed to have been given to Subadviser or TAM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein).

All notices provided to TAM will be sent to the attention of:

Transamerica Asset Management, Inc.
570 Carillon Parkway
St. Petersburg, FL 33716
Attention: Dennis Gallagher
Fax No.: 727-299-1832
Phone No.: 727-299-1800

All notices provided to the Subadviser will be sent to the attention of:

Goldman Sachs Asset Management, L.P.
200 West Street
New York, NY 10282
Attention: Greg Wilson
Fax No.: 1 (212)428-3894
Phone No.: 1(212)902-0820

          16. Receipt of Form ADV. TAM and the Fund understand and acknowledge that Subadviser is part of a worldwide, full-service investment banking, broker-dealer, asset management organization, and as such, Subadviser and its affiliates and their managing directors, directors, officers and employees may have multiple advisory, transactional and financial and other interests in securities, instruments and companies that may be purchased, sold or held by Subadviser for the Fund. As a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), Subadviser is required to file a Form ADV with the SEC. Form ADV contains information about potential conflicts of interest and other relevant information regarding Subadviser. TAM and the Fund acknowledge receipt of Part II of Subadviser’s Form ADV at least 48 hours prior to entering into this Agreement, and acknowledge its understanding of the potential conflicts of interest disclosed therein.

          17. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

          18. Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Florida and the applicable provisions of the 1940 Act.

          The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By: /s/ Christopher A. Staples

Name: Christopher A. Staples
Title: Senior Vice President

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: /s/ Robert D. Patch

Name: Robert D. Patch
Title: Managing Director

Schedule A

Fund	Investment Subadvisory Fee*

Transamerica Goldman Sachs Commodity Strategy	0.25% of the first $200 million of average daily net assets; 0.23% of average daily net assets over $200 million up to $1 billion; 0.20% of average daily net assets over $1 billion

*

For purposes of calculating the subadvisory fee rate payable by TAM to the Subadviser, the assets in the Fund will be aggregated with the assets of Transamerica Cayman Goldman Sachs Commodity Strategy, Ltd.